Exhibit 10.2
FIRST AMENDMENT
TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of August 15, 2020, among Alnylam Pharmaceuticals, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Wilmington Trust, National Association, solely in its capacity as administrative agent (the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time and the Administrative Agent are party to that certain Credit Agreement, dated as of April 10, 2020 (the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used herein (including in the preamble hereto) that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement);
WHEREAS, the Borrower, BXLS V Bodyguard - PCP L.P. (the “Co-Development Administrative Agent”) and certain affiliates of BXLS V Bodyguard - PCP L.P. (together with BXLS V Bodyguard - PCP L.P., the “Blackstone Co-Development Parties”) have entered into a Co-Development Agreement, dated as of the date hereof (the “Co-Development Agreement”), pursuant to which the Blackstone Co-Development Parties will provide funding to the Borrower for the continued development of Vutrisiran and ALN-AGT, and the obligations of the Borrower under the Co-Development Agreement will be secured by Liens on the Shared Collateral (as defined in the Blackstone Intercreditor Agreement);
WHEREAS, the Co-Development Administrative Agent and the Administrative Agent have entered into a Pari Passu Intercreditor Agreement, dated as of the date hereof (the “Blackstone Intercreditor Agreement”), in order to establish the equal priority of the Liens on the Shared Collateral securing the Borrower’s obligations under the Loan Documents and the Co-Development Agreement; and
WHEREAS, in connection with the entry into the Co-Development Agreement and the Blackstone Intercreditor Agreement, the parties wish to amend the Credit Agreement and the Security Agreement as set forth in Section 1 and Section 2, respectively, of this Amendment to provide for, among other things, (a) the inclusion of ALN-AGT as Collateral under the Loan Documents and (b) other appropriate adjustments related thereto.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:
SECTION 1.    Amendments to Credit Agreement. Upon satisfaction (or waiver by the Lenders) of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:
(a)    Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:
“ALN-AGT” means an RNAi therapeutic product targeting angiotensinogen which, as of the First Amendment Effective Date, is in development by the Borrower for the treatment of hypertension in high unmet need populations.
“ALN-AGT IP Collateral” means any and all Patents, Copyrights, Trademarks, trade secrets and other intellectual property recognized under applicable Law (other than

Patents, Copyrights, Trademarks, trade secrets and other intellectual property recognized under applicable Law consisting of RPA Assets) that are necessary for, and material to, the research, development, manufacture, commercialization, or other exploitation of ALN-AGT, including the Orange Book Patents, in each case, during the term of this Agreement; provided, that, such Patents, Copyrights, Trademarks, trade secrets and other intellectual property recognized under applicable Law shall no longer constitute ALN-AGT IP Collateral following the Discharge of Co-Development Obligations.
“Blackstone Intercreditor Agreement” means that certain Pari Passu Intercreditor Agreement, dated as of the First Amendment Effective Date, between the Administrative Agent and the Co-Development Administrative Agent, as amended, restated, or otherwise modified from time to time.
“Co-Development Administrative Agent” means BXLS V Bodyguard - PCP L.P., a Delaware limited partnership.
“Co-Development Agreement” means that certain Co-Development Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Co-Development Administrative Agent and the Co-Development Secured Parties party thereto.
“Co-Development Obligations” means, at any time, all indebtedness, liabilities and other obligations of the Borrower to the Co-Development Secured Parties under or in connection with the Co-Development Agreement (as in effect on the date hereof) and other documents executed in connection therewith, including, without limitation, all amounts payable to any Co-Development Secured Party pursuant to Article 6 thereof and any and all damages resulting from breach of the Co-Development Agreement by the Borrower, all fees, interest and all other amounts payable by the Borrower to the Co-Development Administrative Agent or any other Co-Development Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined. To the extent any payment with respect to the Co-Development Obligations (whether by or on behalf of the Borrower, as proceeds of security, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid or turned over to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
“Co-Development Secured Parties” has the meaning assigned to such term in the Blackstone Intercreditor Agreement.
“Discharge of Co-Development Obligations” means the payment in full in cash of all Co-Development Obligations (other than any indemnification obligations for which no claim has been asserted), whether from proceeds of Shared Collateral (as defined in the Blackstone Intercreditor Agreement) or otherwise.
“First Amendment Effective Date” means August 15, 2020.

(b)    Section 1.01 of the Credit Agreement is hereby amended by restating the following definitions in their entirety as follows:
“IP Collateral” means the (i) Specified Product IP that is owned by the Loan Parties, (ii) any Replacement Collateral that constitutes IP Rights and (iii) ALN-AGT IP Collateral, in each case of clauses (i) through (iii), other than any RPA Assets or any Shared IP.
“Liquidity” means, at any time, the aggregate amount of unrestricted cash and Cash Equivalents of the Loan Parties at such time maintained in accounts in the United States that is, from and after the date that is 90 days after the Closing Date (or such later date as the Lender Representative may agree), subject to a valid, enforceable and, subject to Liens permitted pursuant to Section 7.01(y), first priority perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to a Qualifying Control Agreement.
“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Collateral Documents, (e) each Joinder Agreement, (f) the Fee Letter, (g) the Agency Fee Letter, (h) the Paying Agent Agreement, (i) the Nondisturbance Agreement, (j) the Side Letter, (k) the Blackstone Intercreditor Agreement and (l) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents.
“Permitted Licenses” means any of the following, now or in the future: (a) any licensing, partnering, collaboration, research, development, manufacturing, and/or commercial transactions to advance one or more Specified Products or ALN-AGT, such as, without limitation, contract manufacturing, contract research, co-promotion, marketing and distribution arrangements; (b) any transactions related to Intellectual Property or any licensing, partnering, collaboration, research, development, manufacturing, and/or commercial transactions with respect to other products or programs (including assignments, other transfers and Dispositions in connection therewith) that, in each case, do not involve any Specified Product or ALN-AGT (even if they involve Intellectual Property and/or inbound licenses applicable to Specified Products or ALN-AGT so long as (i) such Intellectual Property or each of such inbound license is only included in such transactions with respect to products or programs other than Specified Products or ALN-AGT and (ii) no such Intellectual Property and/or inbound licenses are assigned, transferred or otherwise subject to any Disposition with respect to the Specified Products or ALN-AGT); (c) intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights between or among the Loan Parties; (d) inbound licenses of all or any portion of (x) IP Rights or (y) other rights in respect of one or more Products (or assets that will become Products) and (e) and any combination of clauses (a)-(d) above.
“Shared IP” means, as applicable, (x) the Specified Product IP that is applicable to any product or program of the Borrower or its Restricted Subsidiaries other than the Specified Products or, prior to the Discharge of Co-Development Obligations, ALN-AGT and (y) the ALN-AGT IP Collateral that is applicable to any product or program of the Borrower or its Restricted Subsidiaries other than ALN-AGT or the Specified Products.

(c)    Section 2.03(b) of the Credit Agreement is hereby amended by restating clause (i) thereof in its entirety as follows:
(i)    Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds received by the Loan Parties from all Dispositions pursuant to Section 7.05(f), (h), (i), (j) and (l) (other than Permitted Transfers and Dispositions of ALN-AGT IP Collateral) and Involuntary Dispositions of Collateral (other than ALN-AGT IP Collateral) within ten (10) Business Days of the date of such Disposition or Involuntary Disposition that are in excess of $10,000,000; provided that, other than with respect to Net Cash Proceeds received in connection with a Disposition or Involuntary Disposition of the Manufacturing Facility, if the Borrower or its Restricted Subsidiaries invest (or commit to invest) the Net Cash Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Cash Proceeds to acquire, maintain, develop, construct, improve, upgrade, repair or make capital expenditures or Investments with respect to assets or property (x) that constitute Collateral or (y) with respect to which the Administrative Agent, on behalf of the Secured Parties, shall have received a first priority perfected security interest, then no prepayment shall be required pursuant to this paragraph in respect of such Net Cash Proceeds in respect of such event (or the applicable portion of such Net Cash Proceeds, if applicable) except to the extent of any such Net Cash Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 12-month period (or if committed to be so invested within such 12-month period, have not been so invested within one hundred eighty (180) days after the 12-month period that follows receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Cash Proceeds that have not been so invested (or committed to be invested); provided, further that, if (x) the Borrower or a Restricted Subsidiary has identified Replacement Collateral in writing to the Lender Representative at least five (5) Business Days prior to the date of such Disposition or Involuntary Disposition, and (y) the Administrative Agent, on behalf of the Secured Parties shall have received (or shall receive in connection with the closing of such Disposition or Involuntary Disposition) a first priority perfected security interest in all such Replacement Collateral on or prior to the date of such Disposition or Involuntary Disposition, then no prepayment (or Cash Collateral) shall be required pursuant to this paragraph in respect of such Net Cash Proceeds.
(d)    Section 5.23 of the Credit Agreement is hereby amended by restating clauses (b) through (f) thereof in their entirety as follows:
(b)    Schedule 5.23(b) sets forth a true, correct and complete listing, under separate headings, of all written Contractual Obligations under which any Loan Party or any of its Restricted Subsidiaries (i) has received a license or other right to practice of use any Specified Product IP or ALN-AGT IP Collateral, that any other Person owns, or (ii) owes any royalties or other payments to any Person for the use of any Specified Product IP or ALN-AGT IP Collateral with respect to any Specified Product or ALN-AGT, as applicable, or (iii) has granted any Person any right or interest in any Specified Product IP with respect to any Specified Product or any ALN-AGT IP Collateral with respect to ALN-AGT in return for royalties or other payments, excluding, in the case of each of clause (i)-(iii), Contractual Obligations that are (x) not material or (y) entered into in the ordinary course of business (which, for the avoidance of doubt, includes investigator-initiated study agreements and material transfer agreements related to research, in both cases entered into in the ordinary course of business). The Borrower may update Schedule 5.23(b) to add additional

Contractual Obligations, so long as such amendment occurs by written notice to the Administrative Agent, subject to the Borrower’s obligations and restrictions under this Agreement.
(c)    Schedule 5.23(c) sets forth a true, correct and complete listing, including the owner and registration or application number, of all the Specified Product IP and ALN-AGT IP Collateral that are U.S. (federal or state) and foreign (i) Patents, (ii) registered trademarks and trademark applications and (iii) registered copyrights and copyright applications. As used herein, the term “registrations” refers to issued Patents under subsection (i), registered trademarks under subsection (ii), and registered copyrights under subsection (iii). Except as identified in Schedule 5.23(c), (A) with respect to the Specified Product IP and ALN-AGT IP Collateral owned by a Loan Party or a Restricted Subsidiary, the owner listed on Schedule 5.23(c) is the exclusive owner of such registration or application; (B) to the Borrower’s knowledge, the registrations of the Specified Product IP and ALN-AGT IP Collateral owned by a Loan Party or a Restricted Subsidiary are valid, subsisting and enforceable; (C) (x) with respect to the Specified Product IP and ALN-AGT IP Collateral owned by a Loan Party, none of those registrations or applications have lapsed or been abandoned, cancelled or expired and (y) with respect to all other Specified Product IP and ALN-AGT IP Collateral, to the Borrower’s knowledge, none of those registrations or applications have lapsed or been abandoned, cancelled or expired; (D) solely with respect to such registrations or applications within the Specified Product IP and ALN-AGT IP Collateral owned by a Loan Party, such Loan Party has taken commercially reasonable steps to maintain such registrations or applications, including by paying filing fees and submitting responses prior to final deadlines; and (E) solely with respect to such registrations or applications within the Specified Product IP and ALN-AGT IP Collateral owned by a Loan Party or a Restricted Subsidiary, each individual (including, to the Borrower’s knowledge, individuals not employed by a Loan Party or any Restricted Subsidiary) associated with the filing and prosecution of such registrations or applications, including the named inventors, has complied in all material respects with all applicable duties of candor and good faith in dealing with any patent office, including the USPTO, in those jurisdictions where such duties exist. The Borrower may update Schedule 5.23(c), so long as such amendment occurs by written notice to the Administrative Agent and the Lender Representative, subject to the Borrower’s obligations and restrictions under this Agreement.
(d)    Except as disclosed on Schedule 5.23(d), there is no opposition, interference, reexamination, inter partes review, post-grant review, derivation or other post-grant proceeding, injunction, claim, suit, action, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, proceeding or claim (collectively, “Disputes”) to which a Loan Party or a Restricted Subsidiary is a party (or, to the Borrower’s knowledge, to which a Loan Party or a Restricted Subsidiary is not a party) that is pending or, to Borrower’s knowledge, currently threatened, that challenges the legality, scope, validity, enforceability, infringement, ownership, inventorship or other rights with respect to any of the Specified Product IP or ALN-AGT IP Collateral, except, in each case, any of the foregoing that are not material or as may arise in the ordinary, day-to-day course of prosecution of intellectual property applications and registrations. As of the Closing Date, no Loan Party or Restricted Subsidiary has received any written notice that there is any, and to the Borrower’s knowledge there is no, Person who is or claims to be an inventor under any Patent included in the Specified Product IP who is not a named inventor thereof. As of the First Amendment Effective Date, no Loan Party or Restricted Subsidiary has received any written notice that there is any, and to the Borrower’s knowledge there is no, Person who is or claims to be an inventor under any Patent included in the ALN-AGT IP Collateral who is not a named inventor thereof. The Borrower may update Schedule 5.23(d), so long as such amendment occurs by written notice to the Administrative Agent, subject to the Borrower’s obligations and restrictions under this Agreement.

(e)    Except as set forth on Schedule 5.23(e), to the knowledge of the Borrower, neither the Specified Products Business as currently conducted, nor the discovery, development, manufacture, use, import, export or commercialization of any Specified Product, or related service, process, method, substance, part or other material now used by any Loan Party or any of its Restricted Subsidiaries in the Specified Products Business or, prior to the Discharge of Co-Development Obligations, with respect to ALN-AGT infringes, misappropriates or otherwise violates any IP Rights held by any other Person, and to the best knowledge of the Borrower, there is no pending or threatened, and no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to give rise to or serve as a basis for any reasonable action, suit, or proceeding, or any investigation or claim by any Person that claims or alleges that the discovery, development, manufacture, use, import, export or commercialization of any Specified Product or ALN-AGT anywhere in the world infringes on any Patent or other IP Rights of any other Person or constitutes misappropriation of any other Person's trade secrets or other Intellectual Property rights, in each case. Except as set forth on Schedule 5.23(e), to the knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Restricted Subsidiary in connection with the Specified Products Business infringes upon any rights held by any other Person. Except as set forth on Schedule 5.23(e) or as would not reasonably be expected to have a Material Impact, to the Borrower’s knowledge, no third party is infringing, misappropriating or otherwise violating any Specified Product IP or ALN-AGT IP Collateral owned or used by any Loan Party or any of its Restricted Subsidiaries, or any of their respective licensees. The Borrower may update Schedule 5.23(e), so long as such amendment occurs by written notice to the Administrative Agent, subject to the Borrower’s obligations and restrictions under this Agreement.
(f)    Except as disclosed in Schedule 5.23(f), no Loan Party or any of its Restricted Subsidiaries has entered into any Contractual Obligation (other than this Agreement and the other Loan Documents) (i) creating a lien, charge, security interest or other encumbrance on, the Specified Product IP or ALN-AGT IP Collateral or any royalties on, or proceeds from, sales of any Specified Product or ALN-AGT, except for any such lien, charge, security interest or other encumbrance on the Specified Product IP or ALN-AGT IP Collateral that is immaterial to any Specified Product or ALN-AGT, as applicable, (ii) pursuant to which a Loan Party or any of its Restricted Subsidiaries has sold, transferred, assigned or pledged to any Person royalties on, or proceeds from, sales of any Specified Product or ALN-AGT or (iii) providing for milestone payments or similar development, commercialization or intellectual property-related payments by a Loan Party to any Person applicable (or that with further development and commercialization may become applicable) to any Specified Product or ALN-AGT. The Borrower may update Schedule 5.23(f), so long as such amendment occurs by written notice to the Administrative Agent, subject to the Borrower’s obligations and restrictions under this Agreement.
SECTION 2.    Amendments to Security Agreement. Upon satisfaction (or waiver by the Lenders) of the conditions set forth in Section 3 hereof, Section 7(e) of the Security Agreement is hereby amended by restating clauses (i) though (v) thereof in their entirety as follows
(i)    For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Grantor hereby grants to the Administrative Agent, for the benefit of Lenders and all other Secured Parties, an irrevocable (until the Facility Termination Date and subject to the license carveouts in clauses (A) and (B) below), nonexclusive, assignable license (which license may be exercised only upon an Event of Default, without payment of royalty or other compensation to any Grantor or any Subsidiary thereof), including the right to practice, use, sublicense or otherwise exploit, solely in connection with the Specified Products (other than Inclisiran) and, prior to the Discharge of Co-Development Obligations, ALN-AGT or other items in the Collateral, any Intellectual Property now owned or hereafter acquired by such Grantor or any of its Subsidiaries or licensed or sublicensed to such Grantor or any of its Subsidiaries, in each case that is relevant to any of the Specified Products or, prior to the Discharge of Co-Development Obligations, ALN-AGT (in each case, other than any Intellectual Property that is exclusively relevant to Inclisiran), but excluding any Shared IP or any Specified Product IP licensed to such Grantor, or any ALN-AGT IP Collateral licensed to such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (A) does not violate the express terms of any agreement between a Grantor or any of its Subsidiaries and a third party governing such Intellectual Property existing as of the Closing Date (or, in the case of such Intellectual Property that is relevant to ALN-AGT but not relevant to any of the Specified Products, existing as of the First Amendment Effective Date) (and such non-exclusive license and access are and will be subject to and subordinate to the terms of any Permitted License, excluding any Lien incurred under any Permitted Royalty Financing, entered into by Grantor or any of its Subsidiaries after the Closing Date but prior to such Event of Default), or gives such third party any right of acceleration, modification, termination or cancellation therein and (B) is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The exercise of such license by the Administrative Agent may be exercised solely upon and during the continuation of an Event of Default and solely for the purpose of exercising remedies in accordance with Section 8.02 of the Credit Agreement; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance with the provisions of this Agreement shall be binding upon the Grantors and each of their respective Subsidiaries, notwithstanding any subsequent cure of an Event of Default.
(ii)    For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), subject to the rest of this Section 7(e), each Grantor hereby grants to the Administrative Agent, for the benefit of Lenders and all other Secured Parties, an irrevocable (until the Facility Termination Date and subject to the license carveouts in clauses (A) and (B) below), nonexclusive, assignable license, including the right to practice, use, sublicense or otherwise exploit, (which license may be exercised solely upon an Event of Default, without payment of royalty or other compensation to any Grantor or any Subsidiary thereof) under any of the Shared IP owned by such Grantor now or during the term of this Agreement prior to such Event of Default, to research, develop, make, have made, import, export, sell, offer for sale, and otherwise commercialize the Specified Products (other than Inclisiran) and, prior to the Discharge of Co-Development Obligations, ALN-AGT, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, in each case to the extent to the extent that such non-exclusive license and/or access (A) does not violate the express terms of any agreement between a Grantor or any of its Subsidiaries and a third party with respect to such Intellectual Property existing as of the Closing Date (or, in the case of such Shared IP that is relevant to ALN-AGT but not relevant to any of the Specified Products, existing as of the First Amendment Effective Date) (and such non-exclusive license and access are and will be subject to and subordinate to the terms of any Permitted License, excluding any Lien incurred under any Permitted Royalty Financing, entered into by Grantor or any of its Subsidiaries after the Closing Date but prior to such Event of Default), or gives such third party any right of acceleration, modification, termination or cancellation therein and (B) is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For clarity, Administrative Agent may exercise such license solely upon and during the continuation of an Event of Default and solely for the purpose of exercising remedies in accordance with Section 8.02 of the Credit Agreement; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance with the provisions of this Agreement and the Credit Agreement shall be binding upon the Grantors and each of their respective Subsidiaries, notwithstanding any subsequent cure of an Event of Default.
(iii)    For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 7 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), subject to the rest of this Section 7(e), each Grantor hereby agrees to grant to the Administrative Agent, for the benefit of Lender and all other Secured Parties, solely upon an Event of Default but without payment of royalty or other compensation to any Grantor or any Subsidiary thereof, an irrevocable (until the Facility Termination Date and subject to the license carveouts in clauses (A) and (B) below), nonexclusive, assignable license, including the right to practice, use, sublicense or otherwise exploit, under any Specified Product IP or, prior to the Discharge of Co-Development Obligations, any ALN-AGT IP Collateral licensed or sublicensed to such Grantor now or during the term of this Agreement prior to such Event of Default, to research, develop, make, have made, import, export, sell, offer for sale, and otherwise commercialize the Specified Products (other than Inclisiran) and ALN-AGT, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license and/or access (A) does not violate the express terms of any agreement between a Grantor or any of its Subsidiaries and a third party with respect to such Specified Product IP existing as of the Closing Date (or, in the case of such ALN-AGT IP Collateral that is not Specified Product IP, existing as of the First Amendment Effective Date) (and such non-exclusive license and access are and will be subject to and subordinate to the terms of any Permitted License, excluding any Lien incurred under any Permitted Royalty Financing, entered into by Grantor or any of its Subsidiaries after the Closing Date but prior to such Event of Default), or gives such third party any right of acceleration, modification, termination or cancellation therein and (B) is not prohibited by any Applicable Law; provided that such license and sublicenses with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. For clarity, the foregoing license shall not be granted unless and until the occurrence of an Event of Default, and Administrative Agent may exercise such license solely for the purpose of exercising remedies in accordance with Section 8.02 of the Credit Agreement; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance with the provisions of this Agreement and the Credit Agreement shall be binding upon the Grantors and each of their respective Subsidiaries, notwithstanding any subsequent cure of an Event of Default.
(iv)    Notwithstanding anything herein to the contrary, Administrative Agent shall not, directly or indirectly (alone or with an affiliate or Third Party), have any right or license under Section 7(e)(iii) to (A) any Specified Product or ALN-AGT to (1) administer to or use in (or develop or design for use or administration in) the CNS or Eye through any route of administration (including when administered intrathecally or intraocularly) or (2) develop or commercialize as a prophylactic or therapeutic for a disease(s) of the CNS or Eye where the siRNA contained in the Specified Product or ALN-AGT is conferring any therapeutic effect through interference in the CNS or Eye, as applicable, with the function of any messenger RNA encoded by the target of such Specified Product or ALN-AGT; or (B) with respect to Administrative Agent’s rights hereunder to (x) any Specified Product other than Onpattro or (y) ALN-AGT, any targeting ligand or other delivery technology other than GalNAc.
(v)    Administrative Agent will, and will cause its sublicensees and/or assignees under the licenses granted in Section 7(e)(iii) to, ensure that in no event will any Specified Product or ALN-AGT be (A) administered to or used in (or developed or designed for use or administration in) the CNS or Eye through any route of administration (including when administered intrathecally or intraocularly), or (B) developed or commercialized as a prophylactic or therapeutic for a disease(s) of the CNS or Eye where the siRNA contained in such Specified Product or ALN-AGT is conferring any therapeutic effect through interference in the CNS or Eye, as applicable, with the function of any messenger RNA encoded by the target of such Specified Product or ALN-AGT.
SECTION 3.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which there shall have occurred each of the conditions precedent set forth in this Section 3.
(a)    Amendment Documents. The Administrative Agent and the Lenders shall have received a counterpart of this Amendment, duly executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender.
(b)    Personal Property Collateral. The Administrative Agent and the Lenders shall have received:
(1)    searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings, in each case, as requested by the Lender Representative prior to the First Amendment Effective Date in order to perfect the Administrative Agent’s security interest in the Intellectual Property; and
(2)    forms of UCC financing statements for each appropriate jurisdiction as requested by the Lender Representative prior to the First Amendment Effective Date in order to perfect the Administrative Agent’s security interest in the Collateral.

SECTION 4.    Representations and Warranties. On and as of the First Amendment Effective Date, each Loan Party represents and warrants to the Administrative Agent and each of the Lenders:
(a)    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of the Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien under, or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Applicable Law, except in the case of this Section 4(a)(ii), with respect to any conflict, breach, violation, or payment, to the extent that such conflict, breach, violation, or payment would not reasonably be expected to have a Material Adverse Effect.
(b)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under this Amendment or the other Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained, (ii) filings to perfect the Liens created by the Collateral Documents and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
(c)    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party that is party thereto. This Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.
(d)    Credit Agreement Representations. Immediately before and immediately after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in any Loan Document, are (i) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the First Amendment Effective Date and (ii) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the First Amendment Effective Date Borrowing, and except that for purposes of this Section 4(d), the representations and warranties contained in Sections 5.05(a) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) of the Amended Credit Agreement.
SECTION 5.    Ratification of Liability. As of the First Amendment Effective Date, the Borrower and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents to which they are a party, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations, and as of the First Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with the Amendment, the Amended Credit Agreement or any other Loan Document. As of the First Amendment Effective Date, the Borrower and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Amended Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document). As of the First Amendment Effective Date, the Borrower and the other Loan Parties (a) further acknowledge receipt of a copy of the Amendment, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents to which they are a party remain in full force and effect and is hereby ratified and confirmed.
SECTION 6.    Reference to and Effect upon the Credit Agreement.
(a)    Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Amended Credit Agreement and other Loan Documents, and all rights of the Secured Parties and all of the Obligations, shall remain in full force and effect. As of the First Amendment Effective Date, the Borrower and the other Loan Parties hereby confirm that the Amended Credit Agreement and the other Loan Documents are in full force and effect and that neither the Borrower nor any other Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Amended Credit Agreement or any other Loan Document.
(b)    Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Amended Credit Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Amended Credit Agreement or other Loan Documents or (ii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.
(c)    From and after the First Amendment Effective Date, (i) the term “Agreement” in the Amended Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement, as amended by, among other things, this Amendment, and (ii) the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include, without limitation, the Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(d)    This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.
SECTION 7.    Governing Law; Jurisdiction; Consent to Service of Process. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.14(B), (C) AND (D) OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.

SECTION 8.    Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and any separate letter agreements with respect to fees payable to the Administrative Agent, the Lender Representative or the Lenders listed on the signature pages hereto, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 9.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 11.    Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Amended Credit Agreement.
SECTION 12.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.
SECTION 13.    Agent Authorization. Each of the undersigned Lenders, which constitute all of the Lenders party to the Credit Agreement, hereby (i) authorize and instruct the Administrative Agent to execute and deliver this Amendment, the Blackstone Intercreditor Agreement and the other documents entered into in connection herewith and therewith, (ii) acknowledge and agree that the instruction set forth in this Section 13 constitutes an instruction from the Lenders under the Loan Documents, including Section 8.03 of the Credit Agreement, and (iii) agrees to be bound by the terms and conditions of this Amendment and such other documents.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ALNYLAM PHARMACEUTICALS, INC.,
as Borrower
By: /s/ John Maraganore
Name:     John Maraganore, Ph.D.
Title:     Chief Executive Officer
SIRNA THERAPEUTICS, INC., as a Guarantor
By: /s/ Mary Beth Delena
Name:     Mary Beth Delena
Title:     Secretary
ALNYLAM U.S., INC., as a Guarantor
By: /s/ Mary Beth Delena
Name:     Mary Beth Delena
Title:     Secretary

[Signature Page to First Amendment to Credit Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent
By: /s/ Amanda Berg
Name: Amanda Berg
Title: Banking Officer

[Signature Page to First Amendment to Credit Agreement]

GSO COF III AIV-1 LP, as a Lender

By: GSO Capital Opportunities Associates III LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

GSO CSF III AIV-1 LP, as a Lender

By: GSO Capital Solutions Associates III LP, its general partner
By: GSO Capital Solutions Associates III (Delaware) LLC, its general partner

By: /s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

BSOF BODYGUARD HOLDINGS L.P., as a Lender

By: Blackstone Alternative Solutions L.L.C., as investment manager

By: /s/ Peter Koffler
Name: Peter Koffler
Title: Authorized Person

BLACKSTONE HOLDINGS FINANCE CO. L.L.C., as a Lender

By: Blackstone Holdings I L.P., as sole member
By: Blackstone Holdings I/II GP., Inc., as General Partner

By: /s/ Christopher Striano
Name: Christopher Striano
Title: Authorized Signatory
[Signature Page to First Amendment to Credit Agreement]